Exhibit 10.72
AMARILLO BIOSCIENCES, INC.
2018 EMPLOYEE STOCK OPTION PLAN

ADOPTED SEPTEMBER 24, 2018

ARTICLE I -- GENERAL

1.01.  Purposes.

The purposes of this 2018 Employee Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of AMARILLO BIOSCIENCES, INC. ("ABI") and its Subsidiaries and Affiliates (collectively referred to as the "Company") with the share-holders by reinforcing the relation-ship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensu-rate with Company perfor-mance, as reflected in increased shareholder value; (3) maintain competitive compen-sation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02.  Administration.

(a) The Plan shall be administered by the Board of Directors of ABI or by a committee of directors appointed by the Board of Directors of ABI (the "Committee"), as constituted from time to time.  The appointment of a Committee shall not deprive the Board of Directors of authority to administer the Plan, and the Committee shall not make Plan determinations, grants, or take other actions which are contrary to or inconsistent with prior Plan actions taken by the Board of Directors.  The Committee shall consist of at least two members of the Board who are non-employee directors within the meaning ascribed to such term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), or within any successor definition or under any successor rule.

(b) The Board and/or Committee shall have the authority, in its sole discretion and from time to time to:
(i)	designate the employees or classes of employees eligible to partici-pate in the Plan;
(ii)
grant awards provided in the Plan in such form and amount, and subject to such vesting, as the Board and/or Committee shall deter-mine, provided that in no event shall the period for vesting be longer than that set forth in Section 2.04, below.

(iii)	impose such limitations, restrictions and conditions upon any such awards as the Board and/or Committee shall deem appropriate; and
(iv)
interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determina-tions and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Board and/or Committee on all matters relating to the Plan shall be in their sole discretion and shall be conclusive.  No member of the Board and/or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

(d) With respect to persons subject to Section 16 of the Securities Exchange act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the 1934 Act.  To the extent any provision of the Plan or action by the Board of Directors or the Board and/or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

(e) All usual and reasonable expenses of the Board and/or Committee shall be paid by the Company, and no member shall receive compensation with respect to his services for the Board and/or Committee except as may be authorized by the Board of Direc-tors.  The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, and upon the Company and all other interested persons.  No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpre-tation taken or made in good faith with respect to the Plan or awards made thereunder, and the Company shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Plan, consistent with the Company's certificate of incorporation and bylaws.

1.03.  Eligibility for Participation.

Participants in the Plan shall be selected by the Board and/or Committee from among the employees of the Company.  In making this selection and in determining the form and amount of awards, the Board and/or Committee shall consider any factors deemed relevant, including the individual's functions, responsibili-ties, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04.  Types of Awards Under Plan.

Awards under the Plan will be in the form of Incentive Stock Op-tions, as described in Article II; provided, however, that Limited Rights, as de-scribed in Article III, may be awarded with respect to Op-tions concurrently or previously awarded.

1.05.  Aggregate Limitation on Awards.

(a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock of ABI ("Common Stock").  The maximum number of shares of Common Stock which may be issued under the Plan shall be one million (1,000,000) shares.

(b) In addition to shares of Common Stock actually issued pursuant to the exercise of Incentive Stock Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article III) shall have been exercised.

(c) Any shares of Common Stock subject to an Incen-tive Stock Option which for any reason is terminated unexer-cised or expires shall again be available for issuance under the Plan, but shares subject to an Incen-tive Stock Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

1.06.  Effective Date and Term of Plan.

(a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a duly called and noticed meeting of the Shareholders of ABI.

(b) No awards shall be made under the Plan after 2027 provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

ARTICLE II -- INCENTIVE STOCK OPTIONS

2.01.  Award of Incentive Stock Options.

The Board and/or Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board and/or Committee may prescribe, grant to any participant in the Plan one or more "Incentive Stock Options," intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to purchase for cash the number of shares of Common Stock allotted by the Board and/or Committee.  The date an Incentive Stock Option is granted shall mean the date selected by the Board and/or Committee as of which the Board and/or Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.  Incentive Stock Option Agreements.

The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Board and/or Committee may from time to time determine.

2.03.  Incentive Stock Option Price.

The Option Price per share of Common Stock deliver-able upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that with respect to any Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of ABI or of its parent or Subsidiary corporation (with such ownership determined in view of the attribution provisions of Section 424(d) of the Code), the Option Price per share of Common Stock deliver-able upon the exercise of an Incentive Stock Option shall be 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.  The Board and/or Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Board and/or Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the Employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution.

2.04.  Term and Exercise.

Each Incentive Stock Option for employees who are not 10% owners is exercisable during a period of ten years from the date of grant thereof , subject to the Vesting Schedule for Employees who are not 10% Owners, set forth below.  With respect to any Optionee who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of ABI or of its parent or Subsidiary corporation (with such owner-ship deter-mined pursuant to the attribution rules set forth in Section 424(d) of the Code), each Incentive Stock Option is exercisable during a period of five years from the date of grant thereof, subject to the Vesting Schedule for Employees who are 10% Owners, set forth below.  The term during which an option is exercisable pursuant to this Section 2.04, whether five or ten years as the case may be, shall be known as the “Option Term”.  No Incentive Stock Option shall be exercisable after the expira-tion of its Option Term.  The Board and/or Committee may also in its sole discretion acceler-ate the exerciseability or vesting of any option or install-ment thereof at any time.
Vesting Schedule for Employees who are not 10% Owners.  Options awarded shall be exercis-able, subject to the other terms and conditions of the Plan, only upon the expira-tion of the designated number of years of active employment with the Company from date of award, as provided below:
 20% of Options awarded - 1 year
 40% of Options awarded - 2 years
 60% of Options awarded - 3 years
 80% of Options awarded - 4 years
100% of Options awarded - 5 years

Vesting Schedule for Employees who are 10% Owners.
 25% of Options awarded - 1 year
 50% of Options awarded - 2 years
 75% of Options awarded - 3 years
100% of Options awarded - 4 years
Except as provided in Sections 2.06, 2.07 and 2.08 hereof, no Incentive Stock Option shall be exercised at any time unless the holder thereof is then a regular full-time employee of the Company or one of its subsidiaries.

2.05.  $100,000 Per Year Limitation.

To the extent that the aggregate fair market value of stock with respect to which incentive stock options within the meaning of Section 422 of the Code (determined without regard to this section or Section 422(d) of the Code) are exercisable for the 1st time by any individual during any calendar year (under all plans of the individual’s employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options within the meaning of Section 422 of the Code.

2.06.  Death of Optionee.

(a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheri-tance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

(b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

2.07.  Retirement or Disability.

Upon the termination of the Optionee's employment by reason of permanent and total disability (as defined herein) or retire-ment (as determined by the Board and/or Committee), the Optionee may, within 36 months from the date of such termination of employ-ment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment.  Notwithstanding the forego-ing, neither retirement nor disability shall extend the Option Term of any Incentive Stock Option, and the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incen-tive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.  For purposes hereof, "permanent and total disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor provision thereto.

2.08.  Termination for Other Reasons.

Except as provided in Sections 2.06 and 2.07 or except as otherwise determined by the Board and/or Committee, all Incentive Stock Options shall terminate upon the termination of the Optionee's employment; provided, however, that if the Optionee's employment was involuntarily terminated (with or without cause), Optionee may exercise, during a 90-day period commencing with date of termination, all Options theretofore vested, or which vest during said 90-day period, under the Vesting Schedules set forth in Paragraph 2.04, above.  At the end of the 90-day period, all rights of such Optionee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

2.09.  Other Limitations.

The tax treatment available pursuant to Sec. 422(a)(1) of the Code upon the exercise of an Incentive Stock Option will not be available to an optionee who after exercise of any Incentive Stock Option, disposes of the underlying share(s) earlier than 2 years from the date of the granting of the Option, or within 1 year of the transfer of such share(s) to him.

2.10.  Manner of Payment.

Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise.

2.11.  Issuance of Shares.

As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.  The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.12.  Effect of Exercise.

The exercise of any Stock Option shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.

2.13.  Rule 16b-3 Exemption.

Options granted under the Plan shall comply with the applicable provisions of Rule 16b-3 promulgated under the 1934 Act, or any successor, and shall contain such additional condi-tions or restrictions as may be required thereunder to qualify for the maximum exemp-tion from Section 16 of the 1934 Act with respect to Plan transactions.

ARTICLE III -- LIMITED RIGHTS

3.01.  Award of Limited Rights.

Concurrently with or subsequent to the award of any Incentive Stock Option, the Board and/or Committee may, subject to the provisions of the Plan and such other terms and conditions as the Board and/or Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Common Stock in lieu of exercising the Option ("Limited Right").

3.02.  Limited Rights Agreement.

Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Board and/or Committee may from time to time determine.

3.03.  Exercise Period.

Limited Rights shall (and must) be exercised immediately preceding or simultaneous with the date of a Change in Control of ABI (the "Exercise Period"), and all Limited Rights held by the Optionee shall be exercised during such Exercise Period, without regard to the Vesting Schedules set forth in Paragraph 2.04; provided, however, that if a Change in Control shall have occurred without notice or opportunity for exercise of Limited Rights, then the Limited Rights shall be exercised as soon as practicable after a determi-nation has been made that a "Change in Control" has occurred, or has been deemed to have occurred.

As used in the Plan, a "Change in Control" shall be deemed to have occurred if

(a) individuals who were directors of ABI, immedi-ately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of ABI (or of the Board of Directors of any successor to ABI or to all or substan-tially all of its assets), or

(b) any entity, person or Group other than ABI or a Subsidiary of ABI or an Affiliate thereof acquires shares of ABI in a transaction or series of transac-tions that result in such entity, person or Group directly or indirectly owning benefi-cially fifty-one percent (51%) or more of the outstand-ing shares.

As used herein, "Control Transaction" shall be
(i)	any tender offer for or acquisition of capital stock of ABI,
(ii)	any merger, consol-idation, or sale of all or substan-tial-ly all of the assets of ABI which has been approved by the sharehold-ers,
(iii)	any contested election of directors of ABI, or
(iv)	any combination of the fore-going;
which results in a change in voting power suf-ficient to elect a majority of the Board of Direc-tors of ABI.  As used here-in, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securi-ties Ex-change Act of 1934, as amended.

3.04.  Amount of Payment.

The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the Common Stock covered by the related Option(s) as determined under Section 2.03, above, and the Market Price of such Common Stock, but only if and to the extent said Market Price is greater than said Option Price.  Market Price is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connec-tion with any Change in Control and (ii) the highest price per share of the Company's Common Stock paid pursuant to an unsolicited brokerage transaction during the 60-day period prior to the Change in Control, in each case, multiplied by the number of shares subject to such Option(s).

3.05.  Form of Payment.

Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 3.04, shall be made solely in cash.

3.06.  Effect of Exercise.

If Limited Rights are exercised, the Stock Op-tions related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.  Upon the exercise or termina-tion of the Options related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated.

3.07.  Retirement or Disability.

Upon termination of the Optionee's employment with the Company by reason of permanent disability or retire-ment (as each is determined by the Board and/or Committee), the Optionee may, within 36 months from the date of termination, exercise any Limited Right to the extent such Limited Right is otherwise exercis-able during such 36-month period.

3.08.  Death of Optionee or Termination for Other Reasons.

Except as provided in Section 3.07, or except as otherwise determined by the Board and/or Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment with the Company, or upon the death of the Optionee.  Notwithstanding the foregoing, neither retirement nor disability shall extend the Option Term of any Incentive Stock Option, nor the term of any Limited Rights.

ARTICLE IV -- MISCELLANEOUS

4.01.  General Restriction.

Each award under the Plan shall be subject to the requirement that, if at any time the Board and/or Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualifica-tion, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board and/or Committee.

4.02.  Non-Assignability.

No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution.  During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

4.03.  Right to Terminate Employment.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employ-ment of such participant.

4.04.  Non-Uniform Determinations.

The Board’s and/or Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.05.  Rights as a Shareholder.

The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.06.  Definitions.

In this Plan the following definitions (along with other definitions set forth elsewhere in the Plan) shall apply:

(a) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with ABI.

(b) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limita-tion the National Market System of the National Association of Securities Deal-ers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the clos-ing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)
If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quot-ed by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(iii)	impose such limitations, restrictions and conditions upon any such awards as the Board and/or Committee shall deem appropriate; and
(iv)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board and/or Committee.
(c) "Option" means Incentive Stock Option.

(d) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.

(e) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote general-ly in an election of directors are owned directly or indirect-ly by ABI or any Subsidiary thereof.

4.07.  Leaves of Absence.

The Board and/or Committee shall be entitled to make such rules, regulations and determina-tions as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award.  Without limiting the generality of the foregoing, the Board and/or Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

4.08.  Newly Eligible Employees.

The Board and/or Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

4.09.  Adjustments.

In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapi-talization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board and/or Committee shall appropri-ate-ly adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the amount and terms of any Limited Rights theretofore awarded under the Plan, and any and all other matters deemed appropri-ate by the Board and/or Committee.

4.10.  Amendment of the Plan.

(a) The Board and/or Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in taxation, securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Board and/or Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Board and/or Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 4.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan.  The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

4.11.  Disposition of Option Shares; Withholding Taxes.

Upon the disposition (within the meaning of Code Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1)(see Section 2.09, above), the Optionee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the Optionee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

4.12.  Shares Unregistered.

Shares issued upon exercise of any Stock Option shall be restricted, and shall bear any required or appropriate legends. There is no assurance that a market for the shares will be available or that the Company’s securities will continue to qualify for resale pursuant to Rule 144 promulgated under the Securities Act of 1933 (the “1933 Act”). The Company makes no representation that its securities will continue to qualify for resale under Rule 144 nor that its securities will continue to be traded on the over-the-counter bulletin board or any other exchange and the Optionee is solely responsible for determining that any resale by him of the shares is lawful under applicable federal and state securities laws.